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                                                                   EXHIBIT 23.14


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated September 17, 1997, on the combined financial statements of the Crow Family Hotel Partnerships (and to all references to our Firm), incorporated by reference into the Joint Registration Statement on Form S-3 of Patriot American Hospitality, Inc. and Wyndham International, Inc.




                            /s/ Arthur Andersen LLP

Dallas, Texas
June 8, 1998